UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 22, 2015

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-35963	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On October 22, 2015, GTT Communications, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among (1) the Company, as borrower, (2) KeyBank National Association, as administrative agent, letter of credit issuer, swing line lender and a lender, (3) SunTrust Bank, as syndication agent and a lender, (4) KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. as joint lead arrangers and joint bookrunners, (5) MUFG Union Bank, N.A., Pacific Western Bank, CIT Bank, N.A., ING Capital LLC, Société Générale and CoBank, ACB, as co-documentation agents, and (6) the other lenders party thereto.

The Credit Agreement provides for a $400 million term loan facility and a $50 million revolving line of credit facility (which includes a $15 million letter of credit facility and a $10 million swing line facility).  In addition, the Company may request incremental term loan and/or incremental revolving loan commitments in an aggregate amount not to exceed the sum of $75 million and an unlimited amount that is subject to pro forma compliance with certain net secured leverage ratio tests, provided, however, that incremental revolving loan commitments may not exceed $25 million.

The maturity date of the term loan facility is October 22, 2022 and the maturity date of the revolving loan facility is October 22, 2020.  Each maturity date may be extended per the terms of the Credit Agreement.  The Company may prepay loans under the Credit Agreement at any time, subject to certain notice requirements and LIBOR breakage costs.  In the event that the term loans are prepaid within six months after entering into the Credit Agreement, such prepayment will be subject to a penalty equal to 1.00% of the outstanding term loans being prepaid.

At the Company’s election, loans under the Credit Agreement may also be made as either Base Rate Loans or Eurodollar Loans.  The applicable margin for term loans is 4.25% for Base Rate Loans and 5.25% for Eurodollar Loans.  All Term Loan Eurodollar Loans are subject to a floor of 1.00%.  The applicable margin for revolving loans is 3.75% for Base Rate Loans and 4.75% for Eurodollar Loans.

The obligations of the Company under the Credit Agreement are guaranteed by its subsidiaries Global Telecom & Technology Americas, Inc., GTT Communications (MP), Inc., GTT Global Telecom Government Services, LLC, NT Network Services, LLC, American Broadband, Inc., One Source Networks Inc. and the other domestic subsidiaries of the Company that shall from time to time become a guarantor (collectively, the “Guarantors”).  The obligations of the Company under the Credit Agreement are secured by substantially all of the tangible and intangible assets of the Company and the Guarantors, including by a pledge of 100% of the equity interests of the domestic subsidiaries of the Company and Guarantors and 65% of the equity interests of the first-tier foreign subsidiaries of the Company and the Guarantors.

The Credit Agreement contains customary financial and operating covenants, including among others a consolidated net secured leverage ratio and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions.  The Credit Agreement also contains customary events of default, including among others nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants.  If an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance may become immediately due and payable.

Several of the lenders under the Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, such as investment banking, commercial banking, advisory, cash management, custody and corporate credit card services for which they receive customary fees and may do so in the future.

The Company must comply with a Consolidated Net Secured Leverage Ratio covenant and is restricted from permitting the Consolidated Net Secured Leverage Ratio to be greater than the maximum ratio specified below during the period opposite such maximum ratio:

Fiscal Quarter Ending	Maximum Ratio
March 31, 2016	5.00:1.00
June 30, 2016	5.00:1.00
September 30, 2016	4.75:1.00
December 31, 2016	4.75:1.00
March 31, 2017	4.50:1.00
June 30, 2017	4.50:1.00
September 30, 2017	4.25:1.00
December 31, 2017	4.25:1.00
March 31, 2018	4.00:1.00
June 30, 2018	4.00:1.00
September 30, 2018	3.75:1.00
December 31, 2018	3.75:1.00
March 31, 2019 and thereafter	3.50:1.00

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02              Termination of Material Definitive Agreement

In connection with the entry into the Credit Agreement described in Item 1.01 above, on October 22, 2015, the Company and its subsidiaries terminated the Second Amended and Restated Credit Agreement, dated as of August 6, 2014, as amended, among (1) the Company and certain of its subsidiaries, as borrowers, (2) KeyBank National Association, as administrative agent, joint lead arranger, letter of credit issuer and a lender, (3) the other lenders party thereto, (4) Webster Bank, N.A., as syndication agent, joint lead arranger, letter of credit issuer and a lender, and (5) Pacific Western Bank, CoBank, ACB and MUFG Union Bank, N.A., as co-documentation agents.

Item 2.01              Completion of Acquisition or Disposition of Assets

On October 22, 2015, the Company completed the acquisition of all of the equity securities of One Source Networks Inc., a Texas corporation (“One Source”), pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Global Telecom & Technology Americas, Inc., a Virginia corporation and wholly-owned subsidiary of the Company (“Purchaser”), Duo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser, One Source, Ernest Cunningham, as representative of the equityholders in One Source and, for limited portions of the Merger Agreement, certain key employees of One Source named in the Merger Agreement.  Pursuant to the Merger Agreement, One Source has been merged with and into Duo Merger Sub, Inc., with One Source being the surviving entity.

The purchase price was $175 million plus approximately $5 million of closing date adjustments related to estimated working capital.  The purchase price is subject to a final post-closing reconciliation for closing date cash, working capital, transaction expenses, indebtedness and certain tax payments.

In connection with the transactions contemplated by the Merger Agreement, certain equityholders of One Source reinvested an aggregate of $10,697,000 of their proceeds in the transaction to purchase 475,001 shares of newly issued Company common stock.

The foregoing description of the acquisition and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the description of the acquisition at Item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on September 18, 2015, and the full text of the Merger Agreement, which was filed as Exhibit 2.1 to such Form 8-K and which is incorporated herein by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02              Unregistered Sale of Equity Securities

As described in Item 2.01 of this Current Report on Form 8-K, on October 22, 2015 certain employees of One Source acquired an aggregate of 475,001 shares of Company common stock, and this acquisition occurred simultaneously with the closing under the Merger Agreement.  The price per share was $22.52, which is the unweighted average of the daily volume weighted average price for share of Company common stock on the New York Stock Exchange for the period of 20 days preceding the date of the Merger Agreement.  These Company shares are restricted securities under the Securities Act of 1933, as amended, and have been issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.  In addition, the Company shares are subject to contractual restrictions on transfer and potential forfeiture for the period of 18 months after issuance, in each case subject to certain exceptions.

Item 8.01              Other Events

On October 22, 2015, the Company issued a press release announcing the closing under the Merger Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K on or before January 5, 2016 (71 calendar days after the date that this Current Report was required to be filed).

(b)         Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K on or before January 5, 2016 (71 calendar days after the date that this Current Report was required to be filed).

(d)         Exhibits

2.1                               Agreement and Plan of Merger, dated as of September 15, 2015, by and among GTT Communications, Inc., a Delaware corporation, Global Telecom & Technology Americas, Inc., a Virginia corporation, Duo Merger Sub, Inc., a Delaware corporation, One Source Networks Inc., a Texas corporation, Ernest Cunningham, as representative of the equityholders in One Source Networks Inc. and, for limited portions of the Agreement and Plan of Merger, certain key employees of One Source named therein (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on September 18, 2015).

10.1                        Credit Agreement, dated as of October 22, 2015, among:  (i) GTT Communications, Inc., a Delaware corporation as the borrower; (ii) the lenders from time to time party hereto; (ii) KeyBank National Association, as the administrative agent, as the Swing Line Lender, and as LC

Issuer, (iv) SunTrust Bank, as a Lender and as the syndication agent; (v) KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners; and (vi) MUFG Union Bank, N.A., Pacific Western Bank, CIT Bank, N.A., ING Capital LLC, Société Générale and CoBank, ACB as Co-Documentation Agents.

99.1                        Press Release dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 15, 2015, by and among GTT Communications, Inc., a Delaware corporation, Global Telecom & Technology Americas, Inc., a Virginia corporation, Duo Merger Sub, Inc., a Delaware corporation, One Source Networks Inc., a Texas corporation, Ernest Cunningham, as representative of the equityholders in One Source Networks Inc. and, for limited portions of the Agreement and Plan of Merger, certain key employees of One Source named therein (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on September 18, 2015).

10.1

Credit Agreement, dated as of October 22, 2015, among: (i) GTT Communications, Inc., a Delaware corporation as the borrower; (ii) the lenders from time to time party hereto; (ii) KeyBank National Association, as the administrative agent, as the Swing Line Lender, and as LC Issuer, (iv) SunTrust Bank, as a Lender and as the syndication agent; (v) KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners; and (vi) MUFG Union Bank, N.A., Pacific Western Bank, CIT Bank, N.A., ING Capital LLC, Société Générale and CoBank, ACB as Co-Documentation Agents.

99.1	Press Release dated October 22, 2015